UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2013

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California		92108
(Address of Principal Executive Offices)		(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2013, Encore Capital Group, Inc. (the “Company”) sold $150 million in aggregate principal amount of its 3.00% Convertible Senior Notes due 2020 (the “Notes”) in a private placement. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by Midland Credit Management, Inc., a wholly owned subsidiary of the Company (the “Guarantor”). The Notes were issued pursuant to an Indenture, dated June 24, 2013 (the “Indenture”), among the Company, the Guarantor and Union Bank, N.A., as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes will mature on July 1, 2020, unless earlier repurchased or converted. The Notes will bear interest at a rate of 3.00% per year payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2014. Prior to January 1, 2020, the Notes will be convertible only during specified periods, if certain conditions are met. On or after January 1, 2020, the Notes will be convertible regardless of these conditions. Upon conversion, holders will receive cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The conversion rate for the Notes will initially be 21.8718 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $45.72 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 30% to the $35.17 per share closing price of the Company’s common stock on June 18, 2013.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with one or more of the initial purchasers (or their affiliates) and one or more other financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, collectively, the number of shares of the Company’s common stock underlying the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes. The cost of the Capped Call Transactions will be approximately $15.8 million.

The Capped Call Transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Capped Call Transactions (which initially corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The cap price of the capped call transactions will initially be $61.5475 per share, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock on June 18, 2013, and is subject to certain adjustments under the terms of the capped call transactions.

The Capped Call Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by the copies of the confirmations for the Capped Call Transactions which are attached as exhibits to this report and incorporated herein by reference.

The net proceeds from the sale of the Notes were approximately $144.9 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $15.8 million of the net proceeds from this offering to pay the cost of the Capped Call Transactions and intends to use the remainder of the net proceeds from this offering to pay a portion of the purchase price for the acquisition of a controlling interest in an indirect holding company of Cabot Credit Management Limited (the “Cabot Acquisition”). If the Cabot Acquisition does not close, the Company will use the remaining net proceeds for general corporate purposes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the Purchase Agreement.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Item 9.01.	Financial Statements and Exhibits.

4.1	Indenture, dated as of June 24, 2013, by and between Encore Capital Group, Inc., Midland Credit Management, Inc., as guarantor, and Union Bank, N.A., as trustee

10.1	Letter Agreement, dated June 18, 2013, between Barclays Bank PLC and Encore Capital Group, Inc., regarding the Capped Call Transaction

10.2	Letter Agreement, dated June 18, 2013, between Credit Suisse International and Encore Capital Group, Inc., regarding the Capped Call Transaction

10.3	Letter Agreement, dated June 18, 2013, between Morgan Stanley & Co. International plc and Encore Capital Group, Inc., regarding the Capped Call Transaction

10.4	Letter Agreement, dated June 18, 2013, between RBC Capital Markets, LLC and Encore Capital Group, Inc., regarding the Capped Call Transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 24, 2013	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of June 24, 2013, by and between Encore Capital Group, Inc., Midland Credit Management, Inc., as guarantor, and Union Bank, N.A., as trustee

10.1	Letter Agreement, dated June 18, 2013, between Barclays Bank PLC and Encore Capital Group, Inc., regarding the Capped Call Transaction

10.2	Letter Agreement, dated June 18, 2013, between Credit Suisse International and Encore Capital Group, Inc., regarding the Capped Call Transaction

10.3	Letter Agreement, dated June 18, 2013, between Morgan Stanley & Co. International plc and Encore Capital Group, Inc., regarding the Capped Call Transaction

10.4	Letter Agreement, dated June 18, 2013, between RBC Capital Markets, LLC and Encore Capital Group, Inc., regarding the Capped Call Transaction